UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023 (November 21, 2023)

RTX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Wilson Boulevard, Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

(781) 522-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value) (CUSIP 75513E 101)	RTX	New York Stock Exchange

2.150% Notes due 2030 (CUSIP 75513E AB7)	RTX 30	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2023, Dinesh C. Paliwal notified the Board of Directors (the “Board”) of RTX Corporation (the “Company”) of his intention to resign as a director of the Company, effective as of December 1, 2023. Mr. Paliwal’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.  Effective upon Mr. Paliwal’s resignation as a director, the size of the Company’s Board will be reduced from thirteen to twelve.  On November 21, 2023, the independent directors of the Company’s Board designated Fredric G. Reynolds, a current independent director and Chair of the Audit Committee, to serve as Lead Director, effective December 1, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description
99.1	Press release, dated November 22, 2023, issued by RTX Corporation

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTX CORPORATION
(Registrant)

Date: November 22, 2023	By:	/s/ RAMSARAN MAHARAJH
Ramsaran Maharajh
Executive Vice President & General Counsel